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                                                                    EXHIBIT 23.4

                                 Kenneth A. Gill
                              Chartered Accountant


The Board of Directors
ZIM Corporation:

         I consent to the use of my report dated October 17th, 2002, with respect to the consolidated balance sheet of ZIM Corporation and the subsidiary as of October 17th 2002, and to the reference to my firm under the heading "Experts" in this Amendment No. 3 to the Registration Statement.

         /s/Kenneth A. Gill
         ------------------------
         Kenneth A. Gill,
         Chartered Accountant
         Ottawa, Ontario Canada


         Ontario, Canada
         April 4, 2003